Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 1998 appearing in Microvision, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.


PricewaterhouseCoopers LLP
Seattle, Washington
January 28, 1999